Exhibit 99.1

Xenetic Biosciences Reports 2017 Third Quarter Financial Results and Provides Corporate Update

LEXINGTON, MA – (November 15, 2017) – Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a clinical-stage biopharmaceutical company focused on the discovery, research and development of next-generation biologic drugs and novel orphan oncology therapeutics, announced today its unaudited financial results for the quarter ended September 30, 2017.

Xenetic also provided a corporate update and anticipated milestones for the Company's lead product candidate, XBIO-101 (sodium cridanimod), a small-molecule immunomodulator and interferon inducer which, in preliminary studies, has been shown to increase progesterone receptor (“PrR”) expression in endometrial tumor tissue, and an update on its proprietary PolyXen™ platform technology.

Recent Corporate Highlights:

•	Appointed Jeffrey F. Eisenberg as Chief Executive Officer;
•	Entered into Right to Sublicense Agreement related to the Company’s PolyXen Technology with Baxalta Inc., a wholly-owned subsidiary of Shire plc; and
•	Commenced patient dosing in the Phase 2 clinical study of XBIO-101 in conjunction with progestin therapy for the treatment of endometrial cancer.

“I believe we are well positioned to build on the momentum of our recent corporate and clinical achievements. We remain focused on the solid execution of our Phase 2 study of XBIO-101 for the treatment of endometrial cancer, with the goal of announcing interim data before the end of next year. Further, our recent right to sublicense agreement with Baxalta not only leverages our PolyXen platform technology and provides a source of non-dilutive capital, but also positions Xenetic for value driving opportunities in the near and long-term,” stated Jeffrey Eisenberg, Chief Executive Officer of Xenetic Biosciences.

XBIO-101 Program Update

Patient dosing recently commenced for the Company’s Phase 2 clinical study of XBIO-101 in conjunction with progestin therapy for the treatment of endometrial cancer. The study targets a population of patients who have either failed progestin monotherapy or who have been identified as having progesterone receptor negative (“PrR-”) tumors.

The primary objective of this open-label, multi-center, single-arm, two-period Phase 2 study is to assess the anti-tumor activity of XBIO-101 in conjunction with progestin therapy as measured by Overall Disease Control Rate in women with recurrent or persistent endometrial carcinoma not amenable to surgical treatment or radiotherapy who have either failed progestin monotherapy or who have been identified as PrR-. Secondary objectives include assessments of efficacy and safety/tolerability parameters.

The study is expected to enroll up to 72 women with recurrent or persistent endometrial cancer not amenable to surgical treatment or radiotherapy but suitable to be treated with progestins. All subjects determined to be PrR- at screening, as well as those subjects who experience disease progression after at least 4 weeks of progestin monotherapy, will receive XBIO-101 in combination with continued progestin treatment. Subjects will receive treatment until disease progression as defined according to RECIST 1.1 criteria.

The Company expects to announce interim data from the Phase 2 study before the end of 2018.

PolyXen Platform Technology Update

The Company recently announced that it has entered into a Right to Sublicense Agreement (the “Right to Sublicense Agreement”) with Baxalta Incorporated, Baxalta US Inc., and Baxalta GmbH (collectively, with their affiliates, “Baxalta”), wholly-owned subsidiaries of Shire plc (LSE: SHP, NASDAQ: SHPG). Pursuant to the Right to Sublicense Agreement, Xenetic granted to Baxalta the right to grant a nonexclusive sublicense to certain patents related to the Company’s PolyXen technology that were previously exclusively licensed to Baxalta pursuant to an agreement between the Company and Baxalta in connection with products relating to the treatment of blood and bleeding disorders.

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As part of the Right to Sublicense Agreement, Baxalta paid Xenetic a one-time payment of $7.5 million and is expected to make single digit royalty payments based upon net sales of the products covered under the related sublicense throughout the term of the agreement.

Additionally, Xenetic expects to continue to pursue business development activities to explore partnerships utilizing its PolyXen delivery platform.

Summary of Financial Results for Third Quarter 2017

Net loss for the nine months ended September 30, 2017, was $8.0 million compared to a net loss of approximately $53.8 million for the same period in 2016. The decrease in net loss was primarily due to a decrease of in-process research and development expense, as well as a decrease in share-based compensation expense related to warrants previously issued in 2016. These decreases were offset by an increase in general operating costs and costs related to the initiation of our XBIO-101 Phase 2 clinical study.

The Company ended the quarter with approximately $0.7 million of cash. With the addition of the $7.5 million milestone payment under the Right to Sublicense Agreement, as of the date of this release, the Company’s current cash position is approximately $8.0 million. Based on management’s current projections, the Company has sufficient cash to fund its operations through the second quarter of 2018.

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, research and development of next-generation biologic drugs and novel orphan oncology therapeutics. Xenetic's lead investigational product candidate is oncology therapeutic XBIO-101 (sodium cridanimod) for the treatment of progesterone resistant endometrial cancer. Further, Xenetic's proprietary drug development platform, PolyXen, enables next-generation biologic drugs by improving their half-life and other pharmacological properties. The Company has ongoing business development activities to explore partnerships utilizing its PolyXen delivery platform.

For more information, please visit the Company's website at www.xeneticbio.com and connect on Twitter, LinkedIn, Facebook and Google+.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including statements regarding the Company’s ability to develop and customize the Company’s PolyXen platform technology to improve the clinical utility of protein and peptide drugs; the Company’s anticipated corporate development strategies and pursuit of current and future collaborations to co-develop new product candidates; its ability to add new programs to its pipeline and expand the development of its current product candidates into new indications; the initiation, timing, progress, enrollment and reporting of results of its preclinical programs and clinical trials; the Company’s potential for future growth and creation of shareholder value; the Company’s expectation of cash flow from the royalties under the Right to Sublicense Agreement; and the Company’s liquidity and ability to fund its future operations;. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These risks and uncertainties include those described in the "Risk Factors" section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and filed with the Securities and Exchange Commission on March 31, 2017, and subsequent reports that it may file with the Securities and Exchange Commission. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

Jenene Thomas Communications, LLC.

Jenene Thomas

(908) 938-1475

jenene@jenenethomascommunications.com

Source: Xenetic Biosciences, Inc.

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XENETIC BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash	$694,752	$4,048,131
Restricted cash	66,510	66,510
Accounts receivable	42,500	3,000,000
Prepaid expenses and other	1,245,252	1,224,009
Total current assets	2,049,014	8,338,650

Property and equipment, net	32,293	42,366
Goodwill	3,283,379	3,283,379
Indefinite-lived intangible assets	9,243,128	9,243,128
Other assets	31,831	66,342

Total assets	$14,639,645	$20,973,865

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,026,728	$1,006,903
Accrued expenses	1,113,446	838,888
Deferred revenue and other current liabilities	21,071	20,205
Total current liabilities	2,161,245	1,865,996

Deferred tax liability	2,918,518	2,918,518
Other liabilities	4,980	19,876

Total liabilities	5,084,743	4,804,390

Commitments and contingent liabilities

Stockholders' equity:
Preferred stock, 10,000,000 shares authorized
Series B, $0.001 par value: 2,120,742 and 2,305,742 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	2,120	2,305
Series A, $0.001 par value: 970,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016	970	970
Common stock, $0.001 par value; 45,454,546 shares authorized as of September 30, 2017 and December 31, 2016; 9,041,426 and 8,731,029 shares issued as of September 30, 2017 and December 31, 2016, respectively; 8,717,541 and 8,407,144 shares outstanding as of September 30, 2017 and December 31, 2016, respectively	9,040	8,730
Additional paid in capital	164,948,674	163,522,921
Accumulated deficit	(150,378,456)	(142,338,005)
Accumulated other comprehensive income	253,734	253,734
Treasury stock	(5,281,180)	(5,281,180)
Total stockholders' equity	9,554,902	16,169,475

Total liabilities and stockholders' equity	$14,639,645	$20,973,865

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XENETIC BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016	2017	2016
Revenue
Collaboration services	$85,000	$–	$85,000	$–
Total revenues	85,000	–	85,000	–

Operating costs and expenses:
Cost of research and development revenue	(97,028)	–	(156,119)	–
Research and development	(884,797)	(891,828)	(2,979,778)	(3,526,322)
In-process research and development expense	–	–	–	(39,500,000)
General and administrative	(1,343,671)	(1,359,801)	(4,948,675)	(4,339,844)
Loss from operations	(2,240,496)	(2,251,629	(7,999,572)	(47,366,166)

Other non-operating income (expense):
Change in fair value of derivative liability	–	241,298	–	2,146,587
Loss on issuance of hybrid debt instruments	–	(106,566)	–	(1,690,784)
Loss on conversion of debt	–	–	–	(6,187,337)
Other income (expense)	(14,979)	(13,440)	(49,611)	(26,991)
Interest income	–	4	10,201	31
Interest expense	(425)	(341,648)	(1,469)	(690,118)
Total other non-operating expense	(15,404)	(220,352)	(40,879)	(6,448,612)

Net loss	$(2,255,900)	$(2,471,981)	$(8,040,451)	$(53,814,778)

Basic and diluted loss per share	$(0.26)	$(0.28)	$(0.93)	$(7.54)

Weighted-average shares of common stock outstanding, basic and diluted	8,717,541	8,987,145	8,648,314	7,134,352

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